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                                                                    EXHIBIT 23.1


                         [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITOR'S CONSENT

To the Board of Director and Shareholders of Columbia Sportswear Company
Portland, Oregon

We consent to the incorporation by reference in Registration Statements Nos. 333-53785 and 333-80387 on Form S-8 of our report dated February 1, 2000 appearing in this Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 1999.


/s/  Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP

Portland, Oregon
March 28, 2000